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
SIRICOMM, INC.                                   SOUTHWEST MISSOURI BANK - JOPLIN
2900 DAVIS BLVD STE 130                          1000 E  32ND ST.                                  Loan Number  _____________
JOPLIN, MO 64804                                 JOPLIN, MO  64804                                 Date  07-20-2002
                                                                                                   Maturity Date  07-20-2003
                                                                                                   Loan Amount $ 121,325,09
    BORROWER'S NAME AND ADDRESS                       LENDER'S NAME AND ADDRESS                    Renewal Of  807653
"I" includes each borrower above, joint and      "You" means the lender, its successors and                    43-1884668
severally.                                       assigns.
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For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of ONE HUNDRED TWENTY ONE THOUSAND THREE HUNDRED
TWENTY FIVE AND 09/100 Dollars $121,325.09

[X] Single Advance: I will receive all of this principal sum on 07-20-2002. No additional advances are contemplated under this note.

[ ] Multiple Advance: The principal sum shown above is the maximum amount of principal I can borrower under this note. On _______________ ____________ I will receive the amount of $ ________________ and future principal advances are contemplated. Conditions: The conditions for future advances are
    ____________________________________________________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________

    [ ] Open End Credit: You and I agree that I may borrow up to the maximum amount of principal more than one time. This feature is subject to all other conditions and expires on __________________________________.

    [ ] Closed End Credit: You and I agree that I may borrow up to the maximum only one time (and subject to all other conditions).

INTEREST: I agree to pay interest on the outstanding principal balance from 07-20-2002 at the rate of 7.00% per year until 07-20-2003 .

[ ] Variable Rate:  This rate may then change as stated below.

    [ ] Index Rate: The future rate will be ________________________________ the following index rate: ______________________________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________

    [ ] No Index: The future rate will not be subject to any internal or external index. It will be entirely in your control.

    [ ] Frequency and Timing: The rate on this note may change as often as
    ___________________________________________________________________________.

        A change in the interest rate will take effect_________________________.

    [ ] Limitations: During the term of this loan, the applicable annual interest rate will not be more than _____________________% or less than _____________________%. The rate may not change more than _____________%
        each ___________________________.

    Effect of Variable Rare: A change in the interest rate will have the following effect on the payments: |_| The amount of each scheduled ;payment will change |_| The amount of the final payment will change.

    [ ]________________________________________________________________________.

ACCRUAL METHOD: Interest will be calculated on a Actual/360 basis.

POST MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:

    [X] on the same fixed or variable rate basis in effect before maturity (as indicated above).

    [ ] at a rate equal to_____________________________________________________.

[X] LATE CHARGE: If a payment is made more than 15 days after it is due, I agree to pay a late charge of 5.000% OF THE LATE AMOUNT WITH A MIN OF $10.00 AND A MAX OF $25.00.

[ ] ADDITIONAL CHARGES: In addition to interest, I agree to pay the following charges which [ ] are [ ] are not included in the principal amount above:
_______________________________________________________________________________.

PAYMENTS:  I agree to pay this note as follows:

ON DEMAND, BUT IF NO DEMAND IS MADE THEN 11 MONTHLY PAYMENTS OF $2,408.58 BEGINNING 08-20-2002 AND 1 BALLOON PAYMENT OF $102,772.25 ON 07-20-2003.


[X] Unpaid Interest: If checked, then any accrued interest not paid when due
    (whether due by reason of a schedule of payments or due because of Lender's demand) will become part of the principal thereafter, and will bear interest at the interest rate in effect from time to time as provided for in this agreement.

ADDITIONAL TERMS:


[X] SECURITY: This note is separately    PURPOSE: The purpose of this loan is
secured by (describe separate document   REFINANCE AND TERM OUT BUSINESS DEBT
by type and date): SECURITY AGREEMENT    SIGNATURES: I AGREE TO THE TERMS OF
DATED 12/18/01; GUARANTY AGREEMENT       THIS NOTE (INCLUDING THOSE ON PAGE 2).
DATED 12/18/01                           I have received a copy on today's date.
                                         SIRICOMM, INC.
(This section is for your internal use.
Failure to list a separate document
does not mean the agreement will not
secure this note.)

  Signature for Lender



/s/ BRIAN OLLENBURGER                    /s/ HENRY H. HOFFMAN
---------------------------------------- -------------------------------
BRIAN OLLENBURGER, VICE PRESIDENT        HENRY H. HOFFMAN, PRESIDENT


/s/  FRANK E BUCHANAN II
----------------------------------------
FRANK E BUCHANAN II, ASST VICE PRESIDENT

                                                                   (page 1 of 2)
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DEFINITIONS:  As used on page 1, "|X|"  means the terms that apply      (6) I make any written  statement  or provide any  financial
to this  loan.  "I," "me" or "my" means  each  Borrower  who signs      information  that is untrue or inaccurate at the time it was
this  note and  each  other  person  or  legal  entity  (including      provided:  (7) I do or fail to doe  something  which  causes
guarantors,  endorsers,  and sureties) who agrees to pay this note      you to believe that you will have difficulty  collecting the
(together  referred to as "us").  "You" or "your" means the Lender      amount I owe you; (8) any  collateral  securing this note is
and its successors and assigns.                                         used  in  a  manner  or  for  a  purpose   which   threatens
APPLICABLE  LAW:  The law of the  state of  Missouri  will  govern      confiscation by a legal  authority;  (9) I change my name or
this note.  Any term of this note which is contrary to  applicable      assume  an  additional  name  without  first  notifying  you
law will not be  effective,  unless the law  permits you and me to      before  making  such  a  change;   (10)  I  fail  to  plant,
agree to such a  variation.  If any  provision  of this  agreement      cultivate  and  harvest  crops  in  due  seasons  if  I am a
cannot be  enforced  according  to its  terms,  this fact will not      producer  of crops;  (11) any loan  proceeds  are used for a
affect the  enforceability of the remainder of this agreement.  No      purpose that will contribute to excessive  erosion of highly
modification  of this  agreement  may be made without your express      erodible  land or to the  conversion  of wetlands to produce
written consent.  Time is of the essence in this agreement.             an agricultural  commodity, as further explained in 7 C.F.R.
PAYMENTS:  Each  payment I make on this note will first reduce the      Part 1940, Subpart G, Exhibit M.
amount  I owe you for  charges  which  are  neither  interest  nor      REMEDIES:  If I am in  default  on this note you  have,  but
principal.   The  remainder  of  each  payment  will  then  reduce      are not limited to, the following remedies:
accrued unpaid interest,  and then unpaid principal.  If you and I          (1) You may  demand  immediate  payment of all I owe you
agree to a different  application  of payments,  we will  describe      under this note
our  agreement  on this  note.  I may  prepay  a part  of,  or the                    (principal,  accrued unpaid interest and other
entire balance of this loan without penalty,  unless we specify to      accrued charges).
the  contrary  on this  note.  Any  partial  prepayment  will  not          (2) You may set off this debt  against  any right I have
excuse or reduce any later  scheduled  payment  until this note is      to the payment of
paid in full (unless, when I make the prepayment,  you and I agree                    money  from you,  subject  to the terms of the
in writing to the contrary).                                            "Set-Off" paragraph
INTEREST:  Interest  accrues  on the  principal  remaining  unpaid                    herein.
from  time  to  time,  until  paid  in  full.  If  I  receive  the          (3) You may demand  security,  additional  security,  or
principal  in more than one  advance,  each  advance will start to      additional parties to
earn interest  only when I receive the advance.  The interest rate                    be  obligated  to pay this note as a condition
in effect on this note at any given  time will apply to the entire      for not using any other
principal  advanced  at that time.  You and I may  provide in this                    remedy.
agreement  for accrued  interest  not paid when due to be added to          (4)  You  may  refuse  to make  advances  tome or  allow
principal.  Notwithstanding  anything  to the  contrary,  I do not      purchases on credit
agree to pay and you do not intend to charge any rate of  interest                    by me.
that is higher than the maximum  rate of interest you could charge          (5) You may use any  remedy  you  have  under  state  or
under  applicable  law for the  extension of credit that is agreed      federal law.
to here  (either  before  or after  maturity).  If any  notice  of      By  selecting  any one or more of these  remedies you do not
interest  accrual is sent and is in error,  we  mutually  agree to      give  up your  right  to  later  use any  other  remedy.  By
correct  it,  and if  you  actually  collect  more  interest  than      waiving your right to declare an event to be a default,  you
allowed by law and this agreement, you agree to refund it to me.        do not waive  your  right to later  consider  the event as a
INDEX  RATE:  The index will  serve  only as a device for  setting      default if it continues or happens again.
the rate on this note.  You do not  guarantee  by  selecting  this      COLLECTION  COSTS AND  ATTORNEY'S  FEES:  I agree to pay all
index, or the margin,  that the rate on this note will be the same      costs of  collection,  replevin or any other or similar type
rate  you  charge  on any  other  loans or class of loans to me or      of cost if I am in  default.  In  addition,  if you  hire an
other borrowers.                                                        attorney to collect  this note,  I also agree to pay any fee
ACCRUAL  METHOD:  The amount of  interest  that I will pay on this      you incur with such  attorney plus court costs (except where
loan  will be  calculated  using  the  interest  rate and  accrual      prohibited  by law).  To the extent  permitted by the United
method  stated  on  page  1 of  this  note.  For  the  purpose  of      States  Bankruptcy  Code, I also agree to pay the reasonable
interest  calculation,  the  accrual  method  will  determine  the      attorney's  fees and costs you incur to collect this debt as
number of days in a "year." If no accrual  method is stated,  then      awarded  by any  court  exercising  jurisdiction  under  the
you  may  use  any  reasonable   accrual  method  for  calculating      Bankruptcy Code.
interest.                                                               WAIVER:  I give up my rights to  require  you to do  certain
POST  MATURITY  RATE:  For  purposes  of  deciding  when the "Post      things.  I will not require you to:
Maturity  Rate"  (shown on page 1)  applies,  the term  "maturity"          (1)  demand payment of amounts due (presentment);
means the date of the last scheduled  payment  indicated on page 1          (2)  obtain   official   certification   of   nonpayment
of this  note or the  date you  accelerate  payment  on the  note,      (protest); or
whichever is earlier.                                                       (3) give  notice  that  amounts  due have not been  paid
SINGLE  ADVANCE  LOANS:  If this is a single advance loan, you and      (notice of dishonor);
I expect  that you  will  make  only  one  advance  of  principal.          I waive  any  defenses  I have  base don  suretyship  or
However,  you may add other  amounts to the  principal if you make      impairment of collateral.
any  payments  described  in the  "PAYMENTS  BY LENDER"  paragraph      OBLIGATIONS  INDEPENDENT:  I understand that I must pay this
below,  of if we have agreed that  accrued  interest not paid when      note  even if  someone  else has also  agreed to pay it (by,
due may be added to principal.                                          for example,  signing  this form or a separate  guarantee or
MULTIPLE  ADVANCE LOANS:  If this is a multiple  advance loan, you      endorsement).  You may sue me alone,  or anyone  else who is
and I  expect  that  you  will  make  more  than  one  advance  of      obligated  on this note,  or any number of us  together,  to
principal.  If this is closed end  credit,  repaying a part of the      collect  this note.  You may do so without  any notice  that
principal will not entitle me to additional credit.                     it has not been paid (notice of  dishonor).  You may without
PAYMENTS BY LENDER:  If you are  authorized  to pay, on my behalf,      notice   release  any  party  to  this   agreement   without
charges  I  am  obligated  to  pay  (such  as  property  insurance      releasing  any  other  party.  If you  give  up any of  your
premiums),  then  you  may  treat  those  payments  made by you as      rights,  with or without notice,  it will not affect my duty
advances and add them to the unpaid  principal under this note, or      to pay this  note.  Any  extension  of new  credit to any of
you may demand immediate payment of the charges.                        us,  or  renewal  of this note by all or less than all of us
SET-OFF:  I agree that you may set off any amount due and  payable      will not release me from my duty to pay it. (Of course,  you
under this note  against  any right I have to  receive  money from      are  entitled  to only one  payment  in full.) I agree  that
you.                                                                    you  may at  your  option  extend  this  note  or  the  debt
    "Right to receive money from you" means:                            represented  by this  note,  or any  portion  of the note or
    (1) any deposit account balance I have with you;                    debt,  from time to time without limit or notice and for any
    (2) any money owned to me on an item presented to you or in         term without affecting my liability for payment of the note.
        your possession for collection or exchange; and                 I will not assign my obligation under this agreement without
    (3) any repurchase agreement or other nondeposit obligation.        your prior written approval.
    "Any  amount due and  payable  under this note" means the total     CREDIT  INFORMATION:  I agree  and  authorize  you to obtain
amount of which you are entitled to demand  payment under the terms     credit  information about me from time to time (for example,
of this  note at the time  you set off.  This  total  includes  any     by requesting a credit  report) and to report to others your
balance the due date of which you  properly  accelerate  under this     credit  experience  with  me  (such  as a  credit  reporting
note.                                                                   agency). I agree to provide you, upon request, any financial
    If my  right  to  receive  money  from  you is also  owned  by      statement or information you may deem  necessary.  I warrant
someone  who has not  agreed  to pay  this  note,  your  right  of      that the financial  statements and  information I provide to
set-off  will apply to my  interest in the  obligation  and to any      you are or will be accurate,  correct and complete.  NOTICE:
other   amounts  I  could   withdraw   on  my  sole   request   or      Unless otherwise  required by law, any notice to me shall be
endorsement.  Your right of  set-off  does not apply to an account      given by  delivering it or by mailing it by first class mail
or   other   obligation   where   my   rights   are   only   as  a      addressed to me at my last known address. My current address
representative.   It  also  does  not  apply  to  any   Individual      is on page 1. I agree to inform you in writing of any change
Retirement Account or other tax-deferred retirement account.            in my  address.  I will give any notice to you by mailing it
    You will not be liable for the  dishonor of any check when the      first  class  to  your  address  stated  on  page 1 of  this
dishonor  occurs  because you set off this debt  against any of my      agreement, or to any other address that you have designated.
accounts.  I agree to hold  you  harmless  from  any  such  claims      COLLATERAL PROTECTION INSURANCE:  If insurance on collateral
arising as a result of your exercise of your right of set-off.          is  required by my  agreement  with you and I do not provide
REAL  ESTATE OR  RESIDENCE  SECURITY:  If this note is  secured by      evidence  of  the  required   coverage,   you  may  purchase
real  estate  or  a  residence  that  is  personal  property,  the      insurance  at my  expense to protect  your  interests  in my
existence  of a default and your  remedies for such a default will      collateral.  This  insurance  may, but need not,  protect my
be  determined  by  applicable  law, by the terms of any  separate      interests.  The  coverage  that you purchase may not pay any
instrument  creating the security  interest and, to the extent not      claim  that I make or any claim  that is made  against me in
prohibited  by law and not  contrary to the terms of the  separate      connection  with the  collateral.  I may  later  cancel  any
security  instrument,  by the "Default" and "Remedies"  paragraphs      insurance   purchased  by  you,  but  only  after  providing
herein.                                                                 evidence that I have  obtained  insurance as required by our
DEFAULT:  I  will  be in  default  if  any  one  or  more  of  the      agreement.  If you purchase insurance for the collateral,  I
following  occur:  (1) I fail to make a payment  on time or in the      will  be  responsible  for  the  costs  of  that  insurance,
amount due: (2) I fail to keep the property insured,  if required;      including  the  insurance  premium,  interest  and any other
(3) I fail to pay, or keep any  promise,  on any debt or agreement      charges you may impose in  connection  with the placement of
I have  with you;  (4) any  other  creditor  of mine  attempts  to      the insurance,  until the effective date of the cancellation
collect any debt I owe him through court  proceedings;  (5) I die,      or expiration of the  insurance.  The costs of the insurance
am declared  incompetent,  make an  assignment  for the benefit of      may be added to my total outstanding  balance or obligation.
creditors,  or become  insolvent  (either  because my  liabilities      The  costs  of the  insurance  may be more  than the cost of
exceed my  assets  or I am unable to pay my debts ads they  become      insurance I may be able to obtain on my own.
due);

---------------- --------------------- ------------ ------------------- ------------------- --------- ------------------ -----------
    DATE OF           PRINCIPAL        BORROWER'S        PRINCIPAL          PRINCIPAL       INTEREST       INTEREST       INTEREST
  TRANSACTION          ADVANCE          INITIALS          PAYMENTS           BALANCE          RATE         PAYMENTS         PAID
                                          (not                                                                            THROUGH
                                        required)
---------------- --------------------- ------------ ------------------- ------------------- --------- ------------------ -----------
     /       /   $                                  $                   $                          %  $                  /       /
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     /       /   $                                  $                   $                          %  $                  /       /
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---------------- --------------------- ------------ ------------------- ------------------- --------- ------------------ -----------
     /       /   $                                  $                   $                          %  $                  /       /
---------------- --------------------- ------------ ------------------- ------------------- --------- ------------------ -----------
     /       /   $                                  $                   $                          %  $                  /       /
---------------- --------------------- ------------ ------------------- ------------------- --------- ------------------ -----------
     /       /   $                                  $                   $                          %  $                  /       /
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     /       /   $                                  $                   $                          %  $                  /       /
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     /       /   $                                  $                   $                          %  $                  /       /
---------------- --------------------- ------------ ------------------- ------------------- --------- ------------------ -----------
     /       /   $                                  $                   $                          %  $                  /       /
---------------- --------------------- ------------ ------------------- ------------------- --------- ------------------ -----------
     /       /   $                                  $                   $                          %  $                  /       /
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     /       /   $                                  $                   $                          %  $                  /       /
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